UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Golden Telecom, Inc. ("GTI") filed a Current Report on Form 8-K dated February 27, 2007 reporting that on February 22, 2007 EDN Sovintel LLC ("Sovintel"), a wholly-owned subsidiary of GTI, and GTI entered into a Stock Purchase Agreement ("SPA") with Inure Enterprises Ltd. ("Inure") and Rambert Management Limited ("Rambert") to acquire a 51% ownership interest in ZAO Cortec and its subsidiaries ("Corbina"). Inure owns 99% of the issued and outstanding shares of Corbina. As of the closing date, Rambert shall be the owner of 1% of Corbina. The consideration consists of $10.0 million in cash and shares of common stock of GTI such that Inure, who is to receive all the shares of common stock of GTI issued in connection with the acquisition, will hold 8% of the outstanding common shares of GTI immediately following the closing.

The parties to the SPA entered into an amendment the SPA dated as of May 21, 2007 (the "Amendment"), the primary purpose of which was to address closing mechanics for the transaction. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 1 to Stock Purchase Agreement, dated as of May 21, 2007, by and among EDN Sovintel LLC, Golden Telecom, Inc., Inure Enterprises Ltd., and Rambert Management Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

May 25, 2007	By:	/s/ Boris Svetlichny

Name: Boris Svetlichny
Title: Senior Vice-President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Stock Purchase Agreement, dated as of May 21, 2007, by and among EDN Sovintel LLC, Golden Telecom, Inc., Inure Enterprises Ltd., and Rambert Management Limited.